Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742

PINNACLE ANNOUNCES PRICING OF
OFFERING OF COMMON STOCK

NASHVILLE, TN, Jan. 23, 2017 – Pinnacle Financial Partners, Inc. (NASDAQ/NGS: PNFP) ("Pinnacle") today announced that it has priced its underwritten public offering of 2,800,000 shares of its common stock at a price of $62.50 per share for aggregate gross proceeds of $175 million.
Pinnacle intends to use the net proceeds from the offering to: pay related fees and expenses; provide capital support for the growth of Pinnacle Bank, Pinnacle's banking subsidiary, including in connection with Pinnacle's previously announced proposed acquisition of BNC Bancorp ("BNC"), the holding company and parent of Bank of North Carolina, if it should occur; and for other general corporate purposes. In connection with the offering, Pinnacle has granted the underwriters a 30-day option to purchase up to an additional 420,000 shares of its common stock.
J.P. Morgan is acting as sole underwriter for the offering. The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission ("SEC"). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewater, NY 11717, or telephone: 866-803-9204. These documents will also be filed with the SEC and will be available at the SEC's website at http://www.sec.gov.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Forward-Looking Statements

Certain of the statements in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such risks include, without limitation: deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; continuation of the historically low short-term interest rate environment; the inability of Pinnacle, or entities in which it has significant investments, like Bankers Healthcare Group, LLC ("BHG"), to maintain the historical growth rate of its, or those entities', loan portfolio; changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; effectiveness of Pinnacle's asset management activities in improving, resolving or liquidating lower-quality assets; increased competition with other financial institutions; greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin Metropolitan Statistical Area, or MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets; rapid fluctuations or unanticipated changes in interest rates on loans or deposits; the results of regulatory examinations; the ability to retain large, uninsured deposits; a merger or acquisition like the proposed merger with BNC; risks of expansion into new geographic or product markets, like the proposed expansion into certain MSAs in the states of North Carolina, South Carolina and Virginia in connection with the proposed BNC merger; any matter that would cause Pinnacle to conclude that there was impairment of any asset, including intangible assets; reduced ability to attract additional financial advisors (or failure of those advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions; further deterioration in the valuation of other real estate owned and increased expenses associated therewith; inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; risks associated with litigation, including the applicability of insurance coverage; the risk that the cost savings and any revenue synergies from the proposed BNC merger and Pinnacle's recently completed mergers may not be realized or take longer than anticipated to be realized; disruption from the proposed BNC merger with customers, suppliers or employee or other business partners relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with BNC; the risk of successful integration of BNC's business and the businesses Pinnacle recently acquired with Pinnacle Bank's business; the failure to obtain the necessary approvals from BNC's or Pinnacle's shareholders in connection with the BNC merger; the amount of the costs, fees, expenses and charges related to the BNC merger; the ability to obtain required government approvals of the proposed terms of the BNC merger; reputational risk and the risk of adverse reaction of our, Pinnacle Bank's, BNC's and BNC Bank's customers suppliers, employees or other business partners to the proposed BNC merger; the failure of the closing conditions of the BNC merger to be satisfied and any unexpected delay in closing the BNC merger; the risk that the integration of our and BNC's operations and the operations of the companies Pinnacle recently acquired with Pinnacle Bank's operations will be materially delayed or will be more costly or difficult than expected; the possibility that the BNC merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the dilution caused by the issuance of additional shares of Pinnacle's common stock in the BNC merger or related to the BNC merger; general competitive, economic, political and market conditions; approval of the declaration of any dividend by Pinnacle's board of directors; the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; the possibility of increased compliance costs or modifications to Pinnacle's business plan or the business plan of entities in which Pinnacle or Pinnacle Bank has made an investment as a result of increased regulatory oversight, including oversight of companies in which Pinnacle or Pinnacle Bank has significant investments, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; the risks associated with Pinnacle and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the membership interests in BHG decide to sell the company if not prohibited from doing so by the terms of Pinnacle's and Pinnacle Bank's agreement with them; the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers (like BHG), including regulatory or legislative developments. A more detailed description of these and other risks is contained under "Risk Factors" in Part I, Item 1A of Pinnacle's Annual Report for the year ended December 31, 2015 (filed with the SEC on February 29, 2016) and under "Risk Factors" in Part II, Item 1A of Pinnacle's Quarterly Report on Form 10-Q for the period ended September 30, 2016 (filed with the SEC on November 4, 2016) and elsewhere in documents Pinnacle has filed or will file with the SEC, as well as other factors that its management has not yet identified. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

About Pinnacle

Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Pinnacle's focus begins in recruiting top financial professionals. The American Banker recognized Pinnacle as one of the best banks to work for in the country again in 2016.

The firm began operations in a single downtown Nashville location in October 2000. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.